EX-10.11

                             JOINT VENTURE AGREEMENT


         AGREEMENT made this 26th day of September, 1996 by and between ICC CHEMICAL CORPORATION, a New York corporation with its principal offices at 460 Park Avenue, New York, New York, 10022 (hereinafter "ICC"), and PHARMACEUTICAL FORMULATIONS, INC., a Delaware corporation with its principal offices at 460 Plainfield Avenue, Edison, New Jersey 08818 (hereinafter "PFI").

                              W I T N E S S E T H:
         WHEREAS, ICC is a company experienced in the sourcing of pharmaceutical raw materials worldwide, and in the registration and marketing of pharmaceuticals in the U.S.A.; and

         WHEREAS, PFI is a company experienced in the formulation, registration, manufacture and marketing of finished dosage forms of pharmaceuticals; and

         WHEREAS, ICC and PFI wish to enter into this cooperative joint venture in order to combine their efforts and work together to source raw materials, formulate, file ANDA's, manufacture and market finished dosage forms of Cimetidine within the U.S.A.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

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         1.    RAW MATERIAL SOURCING.

     A. During the term of this Agreement, ICC shall be the sole supplier of bulk Cimetidine raw material to PFI for the manufacture of OTC finished dosages. ICC shall supply such raw material at prices competitive with similar materials offered in the U.S. market and equal to the lowest price for such raw material which ICC charges its other customers in the U.S. market.

     B. ICC shall source bulk Cimetidine raw material from recognized worldwide manufacturers to be mutually agreed by the parties. ICC shall maintain at least two such sources for said raw material, and ICC will insure that such raw material is in full compliance with all regulatory requirements and consistent with the quality standards of PFI, which standards shall be made known to ICC in writing prior to sourcing.

     C. ICC shall provide to PFI bulk Cimetidine to allow PFI to manufacture pilot batches of finished dosages for FDA ANDA filings in the amount set forth in ICC's invoice to PFI dated June 5, 1996, copy attached as EXHIBIT A. Said supply of Cimetidine shall be considered part of ICC's investment in the joint venture.

     D. The Cimetidine raw material shall be provided in accordance with USP22 specifications unless alternative specifications are mutually agreed between the parties.

         2.    FDA FILINGS.

     A. One or more ANDA's shall be prepared and filed for finished dosages of Cimetidine in over-the-counter (hereinafter "OTC") finished dosages.

     B. PFI shall be responsible for the preparation of formulations, manufacture of pilot batches, performance of stability studies, establishment of manufacturing capabilities, and preparation of ANDA's for OTC forms of Cimetidine. PFI shall bear all in-house expenses and any other related expenses incurred in connection with performance of these responsibilities.

     C. ICC shall pay all outside expenses relating to the preparation of OTC ANDA's which may be mutually agreed in writing in advance by the parties. Said outside expenses shall be considered part of ICC's investment. Such outside expenses shall include the cost of clinical trials and biostudies in accordance with the costs set forth in the clinical/analytical agreement between PFI and Harris Laboratories, Inc., attached hereto as EXHIBIT B.

     D. In the event that PFI does not prepare and file any ANDA for OTC Cimetidine within twelve (12) months of the date of this Agreement, PFI shall promptly return ICC's investment funds to ICC as set forth in PARAGRAPHS 1C AND 2C above, plus an investment return of 8.75% (eight and three-quarters percent) compounded annually through the date of return of the investment. In the event that PFI does prepare and file timely, ICC shall receive the royalty payments plus the investment return referred to in PARAGRAPH 4B below.

         3.    MANUFACTURE OF OTC CIMETIDINE.

     After FDA approval has been received for any Cimetidine ANDA, PFI shall manufacture for sale said FDA-approved Cimetidine, in full compliance with all regulatory requirements, and shall continue to utilize all procedures which are consistent with FDA approval.

         4.       SALES OF OTC CIMETIDINE.

     A. PFI shall promote and market all of the FDA-approved OTC Cimetidine manufactured under this agreement.

     B. ICC shall receive from PFI a royalty of 10% (ten percent) of the net selling price of OTC Cimetidine manufactured by PFI and sold to third parties. Said royalty payments shall commence as of the date of the first sale, and shall continue until ICC has been fully reimbursed for the full amount of its investment as set forth in PARAGRAPHS 1C AND 2C above, plus the aforementioned return on ICC's investment of 8.75% (eight and three-quarters percent), compounded annually. The royalty payments and the investment return shall be computed and remitted to ICC on a quarterly basis.

     C. ICC and PFI may mutually agree from time to time that ICC shall purchase OTC Cimetidine manufactured by PFI directly from PFI. In such case, the sales price to ICC for OTC Cimetidine purchased from PFI shall equal the sales price to ICC's customer, less 10% (ten percent). Said OTC Cimetidine shall be purchased by ICC pursuant to ICC's standard purchase contract, copy annexed hereto as EXHIBIT C.

         5.       TERM OF AGREEMENT.

     This Agreement shall become effective as of the date above written, and shall continue for a period of ten years from the date of the first FDA approval of any ANDA filed under this Agreement, or for the period in which ICC is fully reimbursed for the full amount of its investment (as set forth in PARAGRAPHS 1C AND 2C above, plus the aforementioned investment return), whichever is later. It is fully expected that this Agreement will be extended at the end of the Agreement, on mutually agreeable terms. At a period six (6) months prior to the end of the Agreement, the parties shall meet to review and agree the precise terms for continuing the joint venture longer than the initial period.

     If, for any reason, the parties are unable to reach agreement regarding continuation of the joint venture, then at the end of the Agreement, the net assets of this Agreement will be distributed as mutually agreed between the parties. If the parties are unable to reach agreement regarding distribution of the net assets, then the matter shall be referred to outside arbitration in accordance with PARAGRAPH 9 hereof.

         6.       NOTICES.

     Any notices, requests, demands or other communications hereunder, shall be in writing and shall be deemed to have been duly given when delivered by telefax with evidence of transmission with confirmation copy mailed by United States mail, postage prepaid, to the addresses set forth below, or to such other address as either party may specify in writing to the other:

                  In the case of PFI, to:

                  Pharmaceutical Formulations, Inc.
                  460 Plainfield Avenue
                  Edison, NJ 08818
                  Telefax: 908-819-3330

                  In the case of ICC, to:

                  ICC Chemical Corporation
                  460 Park Avenue
                  New York, NY 10022
                  Telefax: 212-521-1794

         7.       ENTIRE AGREEMENT.

     The Agreement as amended and restated herein constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as provided herein. The Agreement as amended and restated herein supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

         8.       GOVERNING LAW AND JURISDICTION; ARBITRATION.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding its principles of conflicts of laws. Any dispute or controversy under this Agreement shall be settled by arbitration before the American Arbitration Association in New York in accordance with the Rules of said Association. Each party shall select one arbitrator, and the third arbitrator shall be chosen by the two party-appointed arbitrators. If the two arbitrators are unable to agree on a third arbitrator, the third arbitrator will be selected by the American Arbitration Association.

         9.       NO WAIVER.

     No exercise of waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof.

         10.      ASSIGNABILITY.

     This Agreement is not assignable by either party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the day and year first above written.

ICC CHEMICAL CORPORATION                    PHARMACEUTICAL FORMULATIONS, INC

By:/s/Christopher L. Jenkins                By:/s/ Frank Marchese
   -------------------------                   ------------------
   Name: Christopher L. Jenkins                Name: Frank Marchese
   Title:Vice President                        Title:Vice President, Finance